UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2009

Lifevantage Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2009, we entered into an amendment agreement to the employment agreement we previously entered into with David W. Brown, our chief executive officer. Under the terms of the amendment agreement, from December 1, 2009 through December 31, 2010, Mr. Brown’s monthly salary will be an amount equal to 1.5% of our total net sales for the prior month, as calculated in accordance with GAAP; provided, however, that Mr. Brown’s monthly salary shall in no event be less than any minimum salary amount required by applicable state law. As modified, the total salary paid to Mr. Brown in December 2009 will be $12,527.44 instead of $20,000 under the terms of his original employment agreement. The amendment agreement also extends the term of the employment agreement for one year such that the term of the employment agreement will end on December 31, 2011. The provisions in the employment agreement that previously provided for automatic one year extensions of the agreement are now removed from the agreement. The Company and Mr. Brown will agree by no later than December 15, 2010 on his compensation program for calendar year 2011; provided, however, Mr. Brown's monthly base salary for calendar year 2011 will not be less than $20,000 per month, which was his monthly base salary prior to the amendment. The amendment agreement provides that all of the stock option awards previously granted to Mr. Brown will cease vesting until such time as the Company has generated positive cash flow from operations for a period of three consecutive months (the "Cash Flow Milestone"). Upon achievement of the Cash Flow Milestone, all of Mr. Brown’s option awards will resume vesting in accordance with their original vesting schedules and any portion of such awards which did not vest as a result of the tolled vesting will become vested and exercisable. Under the terms of the amendment agreement, if Mr. Brown resigns his employment for good reason or is terminated without substantial cause as such terms are defined in the employment agreement, Mr. Brown will be eligible for severance in the amount of his annual base salary (at an assumed rate of $20,000 per month through December 31, 2010) plus the actual bonus (if any) paid to Mr. Brown for the previous year, which shall be payable in equal installments over a period of 24 months. The amendment agreement also adds tax related provisions relating to Internal Revenue Code Sections 280G and 409A. The terms of the employment agreement otherwise generally remain in effect as is.

The foregoing summary of the terms of the amendment agreement to Mr. Brown’s employment agreement is qualified in its entirety by reference to the text of the amendment agreement, a copy of which will be filed as an exhibit to our next periodic report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifevantage Corporation

December 18, 2009	By:	/s/ Carrie E. Carlander

Name: Carrie E. Carlander
Title: Chief Financial Officer, Secretary & Treasurer